UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 13, 2010

EXACT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-32179	02-0478229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

441 Charmany Drive

Madison, WI  53719

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (608) 284-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item                        1.01.       Entry into a Material Definitive Agreement.

On April 13, 2010, Exact Sciences Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Robert W. Baird & Co. Incorporated, as underwriter, for the issuance and sale in an underwritten public offering of 4,200,000 shares of the Company’s common stock, par value $0.01 per share, at a public offering price of $4.50 per share, less an underwriting discount of $0.27 per share. All shares are being offered by the Company. Under the terms of the Underwriting Agreement, the Company has granted the underwriter an option to purchase up to 630,000 additional shares at the same price per share to cover any over-allotments.

Assuming no exercise of the underwriter’s over-allotment option, the Company expects to receive net proceeds from the offering of approximately $17.6 million after deducting the underwriting discount and estimated expenses of the offering payable by the Company. The Company expects to use the net proceeds from the offering for general corporate and working capital purposes, including the funding of strategic initiatives that the Company may undertake from time to time, for product development and the furtherance of the company’s efforts to obtain FDA clearance of its sDNA colorectal cancer screening product.

The offering is being made pursuant to the Company’s effective Registration Statement on Form S-3 (Reg. No. 333-147511) (the “Registration Statement”), as supplemented by a preliminary prospectus supplement dated April 13, 2010, and a final prospectus supplement dated April 13, 2010.

The Underwriting Agreement contains customary representations, warranties, and covenants that are valid as among the parties as of the dates set forth in the Underwriting Agreement and are not factual information to investors about the Company. The Company expects to close the sale of the common stock on April 19, 2010, subject to customary closing conditions.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the actual Underwriting Agreement, which is filed as Exhibit 1 hereto.

In connection with the offering and sale of the common stock, the following exhibits are being filed with this Current Report on Form 8-K to be incorporated by reference into the Registration Statement: (i) the Underwriting Agreement (Exhibit 1), (ii) the opinion of K&L Gates LLP as to the legality of the shares of common stock (Exhibit 5), and (iii) the consent of K&L Gates LLP (Exhibit 23).

Item                        8.01.       Other Events.

On April 14, 2010, the Company issued a news release announcing that it had priced the public offering described in Item 1.01 of this report. A copy of the news release is attached as Exhibit 99 to this Report, and is incorporated by reference.

Item                        9.01.       Financial Statements and Exhibits.

The exhibits required to be filed as a part of this Current Report on Form 8-K are listed in the Exhibit Index attached hereto and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT SCIENCES CORPORATION

Date: April 14, 2010	By:	/s/ Maneesh Arora
Maneesh Arora
Senior Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

1	Underwriting Agreement, dated April 13, 2010, between the Company and Robert W. Baird & Co. Incorporated

5	Opinion of K&L Gates LLP

23	Consent of K&L Gates LLP (set forth in Exhibit 5)

99	News release, dated April 14, 2010, issued by Exact Sciences Corporation.